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                                                                 EXHIBIT 3.28(b)


                                  REGULATIONS
                                      OF
                          PRN PHYSICIAN RELIANCE, LLC
                       A Texas Limited Liability Company

     THESE REGULATIONS OF PRN PHYSICIAN RELIANCE, LLC, dated as of June 9, 1998 (the "Effective Date"), are adopted by Physician Reliance Network, Inc., a Texas corporation, as the sole Member of the Company.

                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

     1.01.  Definitions.  When used in these Regulations, the following words
            -----------
words and phrases shall have the respective meanings specified in this Article 1
                                                                       ---------
or in the section referred to unless a different meaning is clearly required by the context:

            Act means the Texas Limited Liability Company Act, as amended from
            ---
time to time, or any corresponding provision or provisions of succeeding law.

            Articles of Organization means the Articles of Organization of the
            ------------------------
Company filed with the Secretary of State of Texas, as amended from time to time.

            Certificate of Organization means the Certificate of Organization
            ---------------------------
issued by the Secretary of State of Texas upon the filing of the Articles of Organization, as amended from time to time.

            Company means the limited liability company created pursuant to the
            -------
Articles of Organization.

            Company Property means all real and personal property from time to
            ----------------
time owned by the Company.

            Interest means the entire ownership interest of the Member in the
            --------
Company at any given time, including the right of the Member to any and all benefits to which the Member may be entitled as provided in these Regulations, together with the obligations of the Member to comply with all the terms and provisions of these Regulations.

            Member means Physician Reliance Network, Inc., a Texas corporation.
            ------

            Person means an individual, corporation, business trust, estate,
            ------
trust, custodian, trustee, executor, administrator, nominee, partnership, registered limited liability partnership, limited partnership. association, limited liability company, or any other legal or commercial entity, in its own or representative capacity. Any of the foregoing entities may be formed under the laws of Texas or any other jurisdiction.

            Regulations means these Regulations as originally executed and
            -----------
amended from time to time.
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            Senior Officers means the Chairman (if the office of Chairman is
            ---------------
filled) and the President.

     1.02.  Terms Defined in Act.  Terms defined in the Act and used in these
            --------------------
Regulations shall have the meanings provided in the Act unless otherwise defined in these Regulations or unless the context otherwise requires.

     1.03.  Words of Inclusion.  When used in these Regulations, the word
            ------------------
"including" shall mean "including without limitation."

     1.04.  Section and Article References.  References in these Regulations to
            ------------------------------
specific sections and articles refer to sections and articles of these Regulations unless otherwise stated.

                                   ARTICLE 2
                                 ORGANIZATION
                                 ------------

     2.01.  Formation of Limited Liability Company.  The Company has been
            --------------------------------------
organized as a Texas limited liability company pursuant to the Act, effective upon the filing of the Articles of Organization with and the issuance of the Certificate of Organization by the Secretary of State of Texas. Except as provided to the contrary in these Regulations, the management of the affairs of the Company and the rights and obligations of the Member shall be governed by the provisions of the Act.

     2.02.  Name.  The name of the Company is PRN Physician Reliance, LLC. The
            ----
Member may adopt one or more fictitious names for use by the Company from time to time, and shall make all filings required under applicable law in connection with any change in the name of the Company or the adoption or use of any fictitious name by the Company.

     2.03.  Purposes; Powers.  The purpose of the Company shall be to transact
            ----------------
any or all lawful business for which limited liability companies may be formed under the Act. The Company shall have the power to do everything necessary, advisable, proper or convenient for the accomplishment of its purpose, subject to the provisions of these Regulations and applicable law.

     2.04.  Term.  The Company commenced effective upon the issuance of the
            ----
Certificate of Organization by the Secretary of State of Texas, and shall continue in existence until terminated as provided in these Regulations.

     2.05.  Principal Office.  The principal office of the Company where records
            ----------------
are to be kept or made available shall be at 5420 LBJ Freeway, Suite 900, Dallas, Texas 75240. The Member may change the principal place of business of the Company from time to time and may establish, maintain and abandon one or more additional places of business of the Company.

     2.06.  Registered Office and Registered Agent.  The Company shall have and
            --------------------------------------
continuously maintain in the State of Texas:

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            (a)  A registered office which may be, but need not be, the same as its place of business; and

            (b) A registered agent who has a business office identical to such registered office and who is an individual resident of the State of Texas or a Person organized under or authorized to transact business in the State of Texas.

The address of the initial registered office of the Company and the name of the Company's initial registered agent are set forth in the Articles of Organization. The Member may change the registered office and the registered agent of the Company from time to time.

     2.07.  Other Documents and Acts.  The Member shall execute and deliver such
            ------------------------
additional documents and perform such additional acts consistent with the terms of these Regulations as may be necessary to comply with the requirements of law for the formation, qualification, and operation of a limited liability company in the State of Texas and in each jurisdiction in which the Company shall conduct business.

                                   ARTICLE 3
                    SINGLE MEMBER LIMITED LIABILITY COMPANY
                    ---------------------------------------

     3.01.  Initial Member.  The initial Member of the Company is Physician
            --------------
Reliance Network, Inc., which is admitted to the Company contemporaneously with its execution of these Regulations and the making of its initial capital contribution. The initial Member's address is 5420 LBJ Freeway, Suite 900, Dallas, Texas 75240.

     3.02.  No Additional Members.  The Company is intended to be a single
            ---------------------
member limited liability company. No additional Persons may be admitted to the Company as members unless and until these Regulations have been amended to provide for additional members.

     3.03.  Liability to Third Parties.  The Member shall not be liable for the
            --------------------------
debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.

     3.04.  Liability to Company.  Neither the Member nor any of its officers,
            --------------------
directors, employees or agents, shall be liable, responsible or accountable to the Company in damages or otherwise for any act or omission of the Member or any of its officers, directors, employees or agents in connection with acts carried out on behalf of the Company SPECIFICALLY INCLUDING THE MEMBER'S OR ANY OF ITS OFFICER'S, DIRECTOR'S, EMPLOYEE'S OR AGENT'S SOLE. PARTIAL OR CONCURRENT NEGLIGENCE, provided the Member or any of its officers, directors, employees or
            --------
agents shall be liable for any material breach of any obligation under these Regulations or for fraud, willful misconduct or gross negligence committed toward the Company.

     3.05.  Indemnification.  The Company shall and does hereby indemnify and
            ---------------
hold harmless the Member and each of its officers, directors, employees and agents from any loss, damage, claim or liability, including reasonable attorneys' fees and expenses, that they may incur by reason of any act, or failure to act, performed on behalf of the Company in the furtherance of the Company's interests to the fullest extent permitted by the Act; provided in no
                                                                --------
event shall the Company indemnify the Member or its officers, directors, employees or agents for any act or

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performance which is a material breach of any obligation under these Regulations or the Member's or its officer's, director's, employee's or agent's respective act of fraud, willful misconduct or gross negligence. It is the express intent of this Section 3.05 to provide an indemnity to the Member and its officers,
        ------------
directors, employees and agents for their acts or omissions of negligence or comparative negligence or contributory negligence or similar liability SPECIFICALLY INCLUDING THE INDEMNIFIED PERSON'S SOLE, PARTIAL OR CONCURRENT NEGLIGENCE.

     3.06.  Independent Activities.  The Member may, notwithstanding these
            ----------------------
Regulations, engage in whatever activities it chooses, whether the same are competitive with the Company or otherwise, without having or incurring any obligation to offer any interest in such activities to the Company.

                                   ARTICLE 4
                            CAPITAL; DISTRIBUTIONS
                            ----------------------

     4.01.  Initial Contributions.  The Member has made an initial contribution
            ---------------------
to the capital of the Company of S1,000.00 in cash and such property as may be described in Exhibit A attached hereto and made a part hereof and having the
             ---------
fair market value indicated in Exhibit A.
                               ---------

     4.02.  Additional Funds.  Any additional funds required by the Company to
            ----------------
meet its cash requirements may be provided by capital contributions from the Member or borrowed by the Company on terms and conditions and from one or more Persons as the Company deems appropriate. The Member shall not have any obligation to advance (either as a loan or a capital contribution) any additional funds to the Company. Nothing in this Section 4.02 is intended or
                                                 ------------
will be deemed to benefit any creditor of the Company, and no creditor of the Company will be entitled to require the Company to solicit or accept any loan or additional capital contribution for the Company or to enforce any right which the Company may have against the Member under these Regulations or otherwise.

     4.03.  Limited Liability of Member.  Without limiting the generality of
Section 4.02, the Member shall not be obligated to make any capital contribution
------------
to the Company, or otherwise to provide funds to the Company.

     4.04.  Loans.  The Member may, but shall not be obligated to, loan funds to
            -----
the Company at an interest rate and upon terms determined by the Company and the Member. Loans by the Member to the Company shall not be considered contributions to the capital of the Company, and as to any funds so loaned, the Member shall be deemed a creditor of the Company and shall be entitled to be paid principal and interest thereon without regard to the profits of the Company.

     4.05.  Distributions.  Distributions from the Company to the Member shall
            --------------
be made at such times and in such amounts as may be determined by the Member.

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                                   ARTICLE 5
                                  MANAGEMENT
                                  ----------

     5.01.  General Powers.  Management of the Company is reserved to the
            --------------
Member. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Member, subject to limitations imposed by law, the Articles of Organization, or these Regulations.

     5.02.  Authority.  The Member is an agent of the Company and has the
            ---------
authority to make contracts, enter into transactions, and make commitments in behalf of the Company.

                                   ARTICLE 6
                                   OFFICERS
                                   --------

     6.01.  Number.  The officers of the Company shall be a president and a
            ------
secretary, each of whom shall be appointed by the Member. The Member may appoint, at its option, a chairman, one or more vice presidents (the number thereof to be determined by the Member), a treasurer, and such other officers and assistant officers as may be deemed appropriate. Any two (2) or more offices may be held by the same individual.

     6.02.  Authority.  All officers and agents of the Company shall have full
            ---------
authority to perform such duties in the management of the Company as may be provided in these Regulations, or as may be determined by the Member not inconsistent with these Regulations. All officers and agents of the Company are subject in all matters to the supervisory control of the Member and only the Member has authority to make policy decisions on behalf of the Company.

     6.03.  Appointment and Term of Office.  Officers shall be appointed by the
            ------------------------------
Member in writing from time to time. Each officer shall hold office until his successor shall have been duly appointed and shall have qualified or until his death or until his resignation or his removal from office in the manner hereinafter provided.

     6.04.  Removal.  Any officer or agent appointed by the Member may be
            -------
removed, with or without cause and without notice or hearing, by the Member whenever in the Member's judgment the best interest of the Company will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer shall not of itself create any contractual rights. Written notice of the removal of an officer or agent shall be delivered personally or by certified mail directly to such officer's or agent's last known address.

     6.05.  Resignation.  Any officer may resign at any time by giving oral or
            -----------
written notice to the Member or to a Senior Officer or to the Secretary. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof and acceptance of such resignation shall not be necessary to make it effective.

     6.06.  Vacancies.  A vacancy in any office because of death, resignation,
            ---------
removal, disqualification or otherwise, may be filled by the Member.

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     6.07.  Chairman.  The Chairman, if one is appointed by the Member, shall be
            --------
the chief executive officer of the Company, shall have general control of the business and affairs of the Company, shall see that all orders and decisions of the Member are carried into effect, and shall perform such other duties and have such other authority and powers as the Member may from time to time prescribe.

     6.08.  President.  Subject to such supervisory powers, if any, as may be
            ---------
given by the Member to the Chairman, the President shall have general and active management and control of the business and affairs of the Company, and shall have such other powers and duties as may be prescribed by the Member or these Regulations. If no Chairman has been elected, the President shall be the chief executive officer. Within this authority and in the course of his duties, the President shall:

            (a) have all the powers and functions of the Chairman during his absence, disability, or refusal to act, or in the absence of the establishment of such an office by the Member;

            (b) have all the powers and functions of the Treasurer in the absence of the establishment of such an office by the Member;

            (c) when authorized by the Member or required by law, execute, in the name of the Company, deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts, and other papers and instruments in writing and, unless the Member shall order otherwise, make such contracts as the ordinary conduct of the Company's business may require;

            (d) appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents, employees, and clerks of the Company other than the duly appointed officers, subject to the approval of the Member, and supervise, subject to the direction of the Member, all of the officers, agents, and employees of the Company; and

            (e) unless otherwise directed by the Member, attend all meetings of the owners of any domestic or foreign limited liability company or other entity in which the Company holds an ownership interest, and act and vote on behalf of the Company at those meetings, either in person or by substitute appointed by the President.

     6.09.  Vice Presidents.  In the absence of the President or in the event of
            ---------------
his death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election), if one (or more) is appointed by the Member, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform such other duties as from time to time may be assigned to him by a Senior Officer or by the Member.

     6.10.  Secretary.  The Secretary shall:
            ---------

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          (a)  keep at the principal office of the Company, or such other place as the Member may order, the minute book of the Company;

          (b) keep the originals or copies of all records required to be kept and maintained pursuant to the Act;

          (c) assure that all notices are duly given in accordance with the provisions of these Regulations or as required by law;

          (d)  be custodian of the Company's records;

          (e)  perform any and all other duties described in these Regulations;

          (f) assure that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and

          (g) in general perform all duties as from time to time may be assigned to him by a Senior Officer or by the Member.

     6.11.  Treasurer. The Treasurer, if one is appointed by the Member, shall:
            ---------

          (a) have charge and custody of and be responsible for all funds and securities of the Company;

          (b) keep full and accurate accounts of receipts and disbursements in the Company's books;

          (c) deposit all money and other valuables in the name and to the credit of the Company in such depositories as may be designated by the Member;

          (d) disburse the funds of the Company as may be ordered or authorized by the Member and preserve proper vouchers for such disbursements;

          (e) render to the Senior Officers and the Member whenever any one or more of the Senior Officers or the Member requires it, an account of all his transactions as Treasurer and of the financial condition of the Company;

          (f) render a full financial report following the close of the Company's fiscal year;

          (g) be furnished by all officers and agents, at his request, such reports and statements as he may require as to all financial transactions of the Company; and

          (h) in general, perform all of the duties as from time to time may be assigned to him by a Senior Officer or the Member.

If required by the Member, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Member shall determine.

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

     6.12. Assistant Secretaries.  The assistant secretaries, in general, shall
           ---------------------
perform such duties as shall be assigned to them by the Secretary or by a Senior Officer or by the Member.

     6.13. Assistant Treasurers. The assistant treasurers shall, if required by
           --------------------
the Member, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Member shall determine. The assistant treasurers, in general, shall perform such duties as shall be assigned to them by the Treasurer or by a Senior Officer or by the Member.

     6.14. Compensation. The compensation of the officers shall be fixed from
           ------------
time to time by the Member.

     6.15. Sureties and Bonds. The Member may require any officer or agent of
           ------------------
the Company to execute in favor of the Company a bond, in such sum and with such surety or sureties as the Member may direct, conditioned upon the faithful performance of his duties to the Company and including responsibility for negligence and for the accounting for all property, funds or securities of the Company which may come into his hands.

                                   ARTICLE 7
                               COMPANY PROPERTY
                               ----------------

     7.01. Ownership of Company Property. All Company Property shall be deemed
           -----------------------------
owned by the Company as an entity, and the Member shall not, individually, have any ownership interest in the Company Property. All Company Property shall be held and conveyed in the name of the Company, unless the Member determines that the Company Property should be acquired and conveyed in the name of one or more Person or Persons as nominee for the Company.

     7.02. Nominees. In the event the Member determines that the Company
           --------
Property should be held in the name of a nominee, the Company and the nominee shall place a written declaration of trust in the Company's books and records acknowledging the nominee's capacity and the Company as the true owner of the Company Property. In the event the Member acts as a nominee for Company Property, the Member shall not have an interest in the Company Property held by the Member as nominee nor be liable for any Company debt in excess of that attributable to the Member's interest.

                                   ARTICLE 8
                                  DISSOLUTION

     8.01. Dissolution. The Company shall be dissolved upon the decision of the
           -----------
Member to dissolve the Company. No other event, including an event described in
Article 6.01(A)(5) of the Act, will cause the Company to dissolve.

     8.02. Liquidation and Termination. On dissolution of the Company, the
           ---------------------------
Member shall act as liquidator or shall appoint one or more Person or Persons as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company Property with all of the power and authority of the Member. All distributions in kind (if any) to the Member shall be

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

made subject to the liability of the Member for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses and liabilities shall be allocated to the Member. The distribution of cash and/or property to the Member in accordance with the provisions of this Section 8.02 constitutes a complete return to the
                            ------------
Member of its capital contributions and a complete distribution to the Member of its Interest in all the Company's Property and constitutes a compromise to which the Member has consented within the meaning of article 5.02(D) of the Act.

     8.03.  Articles of Dissolution. On completion of the distribution of the
            -----------------------
Company's assets as provided herein, the Company is terminated and the Member (or such other Person or Persons as the Act may require or permit) shall file Articles of Dissolution with the Secretary of the State of Texas, cancel any other filings made pursuant to Section 2.07, and take such other actions as may
                               ------------
be necessary to terminate the Company.

                                   ARTICLE 9
                              GENERAL PROVISIONS
                              ------------------

     9.01.  Books and Records. The Company shall keep and maintain, at the
            -----------------
expense of the Company, such records that the Company is required to maintain under the Act. Such records shall be kept and maintained, or made available, at the principal office of the Company as required by the Act.

     9.02.  Invalid Provision. The provisions set forth in these Regulations are
            -----------------
severable, and the invalidity or unenforceability of any particular provision of these Regulations shall not affect the other provisions hereof, and these Regulations shall be construed in all respects as if such invalid or unenforceable provisions were omitted and, in lieu of each invalid or unenforceable provision, there will be added automatically as a part of these Regulations a provision as similar in terms to the invalid or unenforceable provision as may be possible and be valid and enforceable.

     9.03.  Counterparts. While these Regulations may be executed in multiple
            ------------
counterparts, each fully executed copy shall, for all purposes, be deemed to be the original, but all of such executed counterparts shall be deemed to constitute but one and the same agreement.

     9.04.  Table of Contents; Captions. The table of contents and the titles of
            ---------------------------
the articles and sections in these Regulations have been inserted as a matter of convenience of reference only and do not affect the meaning of or construction of any of the terms or provisions in these Regulations.

     9.05.  Successors and Assigns. The provisions of these Regulations shall be
            ----------------------
binding on and inure to the benefit of the Member, and its successors, and assigns.

     9.06.  Waiver. No failure by the Member or the Company to insist upon
            ------
strict performance of any covenant, duty, agreement, or condition of these Regulations or to exercise any right or remedy as a result of a breach thereof shall constitute a waiver of such breach or by any covenant, duty, agreement, or condition.

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     9.07. Number and Gender. Whenever the context so requires, all words used
           -----------------
in these Regulations in any gender will be deemed to include the masculine, feminine, and neuter gender, and all singular words will include the plural and all plural words will include the singular.

     9.08. Checks and Drafts. All checks, drafts or other orders for the payment
           -----------------
of money, notes or other evidences of indebtedness issued in the name of the Company, shall be signed by such agent or agents of the Company and in such manner as shall from time to time be determined by the Member.

     9.09. Notices. All notices given under these Regulations shall be deemed to
           -------
have been given or made (a) if delivered in person, upon actual receipt, (b) if mailed, three (3) days after deposit in the United States mail, certified mail, return receipt requested, postage prepaid, (c) if delivered by overnight delivery service or by telegraph or cable, the day after delivery to the overnight delivery service, the telegraph company or the cable company, or (d) if sent by telex or facsimile to a telex or facsimile machine owned or operated by a party, when so sent. Notwithstanding the foregoing, notices of change of address shall become effective only upon actual receipt.

     9.10. Governing Law; Severability. THESE REGULATIONS ARE GOVERNED BY AND
           ---------------------------
SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OF THE CONSTRUCTION OF THESE REGULATIONS TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of these Regulations and (a) any provision of the Articles of Organization, or (b) any mandatory provision of the Act or (to the extent such statutes are incorporated into the Act) the Texas Business Corporation Act or the Texas Miscellaneous Corporation Laws Act, the applicable provision of the Articles of Organization, the Act, the Texas Business Corporation Act or the Texas Miscellaneous Corporation Laws Act shall control.

     9.11. Notice to Member of Provisions of these Regulations. By executing
           ---------------------------------------------------
these Regulations, the Member acknowledges that it has actual notice of (a) all of the provisions of these Regulations, and (b) all of the provisions of the Articles of Organization. The Member hereby agrees that these Regulations constitute adequate notice of all such provisions, and the Member hereby waives any requirement that any further notice thereunder be given.

     9.12. Entire Agreement. These Regulations constitute the entire agreement
           ----------------
of the Member relating to the Company and supersede all prior contracts or agreements with respect to the Company, whether oral or written.

     9.13. Amendment of Regulations. These Regulations may be altered, amended
           ------------------------
or repealed and new Regulations adopted exclusively by the Member.

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

     EXECUTED effective as of the Effective Date.

                                        MEMBER

                                        Physician Reliance Network, Inc.


                                        By:_____________________________________
                                            George P. McGinn, Jr.,
                                            Executive Vice President

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